                       THE COMMONWEALTH OF MASSACHUSETTS

Examiner                    WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                           ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 164)

Name
Approved
                                   ARTICLE I
                     The exact name of the corporation is:

                          CG Acquisition Gas Company

                                  ARTICLE II
               The purpose of the corporation is to engage in the following business activities:

             See attached Continuation Sheet 2.

C   [_]
P   [_]
M   [_]
R.A.[_]

          Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet
P.C.      so long as each article requiring each addition is clearly indicated.

                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

--------------------------------------------------------------------------------
          WITHOUT PAR VALUE                       WITH PAR VALUE
--------------------------------------------------------------------------------
   TYPE      NUMBER OF SHARES    TYPE        NUMBER OF SHARES         PAR VALUE
--------------------------------------------------------------------------------
Common:                          Common:    200,000                  $1.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                       Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

N/A

                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None.

                                  ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See attached Continuation Sheets 6A, 6B and 6C.

**If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                  ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

     N/A

                                 ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachsetts is:
     c/o Boston Gas Company, One Beacon Street, Boston, MA 02108

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                   NAME       RESIDENTIAL ADDRESS     POST OFFICE ADDRESS

President:

Treasurer:

Clerk:                  See attached Continuation Sheet 8b.

Directors:






c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of December.

d.   The name and business address of the resident agent, if any, of the
     corporation is:    N/A

e.   The date fixed by the by-laws for the annual meeting of stockholders is:
     2nd Thursday in March unless otherwise determined by the Board of Directors.

                                  ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 164 and do hereby sign these Articles of Organization as incorporator(s) this ______day of _____________, 19_____,

________________________________________________________________________________

    L. William Law, Jr., Esq
--------------------------------------------------------------------------------
    c/o Eastern Enterprises
    9 Riverside Road
--------------------------------------------------------------------------------

    Weston, MA 02493
--------------------------------------------------------------------------------

Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

                       THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 164)

                 =================================================


                 I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $ ______ having been paid, said articles are deemed to have been filed with me this ______ day of ____________ 19 ______.

                 Effective date: ________________________________



                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth


                 FILING FEE: One Tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.

                           TO BE FILLED IN BY CORPORATION
                        PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                            W. Brett Davis, Esq.
                 -------------------------------------------------
                            c/o Eastern Enterprises
                            9 Riverside Road
                 -------------------------------------------------
                            Weston, MA 02493
                 -------------------------------------------------
                 Telephone: (781) 647-2300
                           ---------------------------------------

                             CONTINUATION SHEET 2
                             --------------------

     To engage in business as a gas utility company in any city or town of the Commonwealth of Massachusetts; to exercise any and all rights, powers, licenses, permits, privileges, authorizations and franchises at any time possessed by the corporation or by any predecessor or constituent corporation; to engage in any activity in any way connected with, incident to or in furtherance of the foregoing activities; to engage in any other activity lawful for a corporation subject to Chapter 164 of the Massachusetts General Laws; to engage in any business, operation or activity through a wholly or partly owned subsidiary; and to engage in any business, operation or activity referred to above to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any corporation, association, trust, firm or individual.

                             CONTINUATION SHEET 6A
                             ---------------------

                                    BY-LAWS
                                    -------

The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

                             STOCKHOLDERS MEETINGS
                             ---------------------

Meetings of the stockholders may be held anywhere in the United States.

                     RELIANCE UPON BOOKS OF ACCOUNT, ETC.
                     ------------------------------------

Each director and officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account of the corporation, reports made to the corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors, or upon other records of the corporation.

                             CERTAIN TRANSACTIONS
                             --------------------

The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any such directors, officers, stockholders or individuals have any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of this corporation, and

     (1) such contract, transactions or act shall not be in any way invalidated or otherwise affected by that fact;

     (2) no such director, officer, stockholder or individual shall be liable to account to this corporation for any profit or benefit realized through any such contract, transaction or act; and

     (3) any such director of this corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

                             CONTINUATION SHEET 6B
                             ---------------------

provided, however, that any contract, transaction or act in which any director or officer of this corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of this corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of this corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested and to whom the nature of such interest has been disclosed;

          the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern;

          the term "concern" meaning any corporation, association, trust, partnership, firm, person or other entity other than this corporation; and

          the phrase "subsidiary or affiliate" meaning a concern in which a majority of the directors, trustees, partners or controlling persons are elected or appointed by the directors of this corporation, or are constituted of the directors or officers of this corporation.

To the extent permitted by law, the authorizing or ratifying vote of a majority in interest of each class of the capital stock of this corporation outstanding and entitled to vote for directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of this corporation, or of the board of directors or any committee thereof, with regard to all stockholders of this corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under this corporation;

          provided, however, that with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers or stockholders of this corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or stockholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

          provided, also, that stockholders so interested may vote at any such meeting; and

                            CONTINUATION SHEET 6C
                            ---------------------

provided, further, that any failure of the stockholders to authorize or ratify such contract, transaction or act not be deemed in any way to invalidate the same or to deprive this corporation, its directors, officers or employees of its or their right to proceed with such contract, transaction or act.

No contract, transaction or act shall be avoided by reason of any provision of this paragraph which would be valid but for those provisions.

                                  PARTNERSHIP
                                  -----------

The corporation may be a partner in any business enterprise which the corporation would have power to conduct by itself.

                             CONTINUATION SHEET 8b
                            ---------------------

                          CG ACQUISITION GAS COMPANY

                             OFFICERS & DIRECTORS
                             --------------------

               Name                   Resident Address     Post Office Address
               ----                   ----------------     -------------------

President   Walter J. Flaherty     76 Old Post Road        Eastern Enterprises
                                   East Walpole, MA 02032  9 Riverside Road
                                                           Weston, MA 02493

Treasurer   Jean A. Scholtens      2 Rice Spring Lane      Eastern Enterprises
                                   Wayland, MA 01778       9 Riverside Road
                                                           Weston, MA 02493

Clerk       L. William Law, Jr.    75 Bacon Street         Eastern Enterprises
                                   Winchester, MA 01890    9 Riverside Road
                                                           Weston, MA 02493

Assistant   W. Brett Davis         6 Wellington Street     Eastern Enterprises
Clerk                              Boston, MA 02118        9 Riverside Road
                                                           Weston, MA 02493

Director    Walter J. Flaherty     76 Old Post Road        Eastern Enterprises
                                   East Walpole, MA 02032  9 Riverside Road
                                                           Weston, MA 02493